EXHIBIT 4.2

THE TERMS OF THIS WARRANT ARE SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT AND A 6% SECURED CONVERTIBLE NOTE DUE 2012 AND ANY TRANSFEREE OF SUCH SECURITIES SHALL BE BOUND BY THE PROVISIONS OF SAID AGREEMENTS, COPIES OF WHICH ARE ON FILE WITH, AND AVAILABLE FROM, THE SECRETARY OF NEPHROS, INC.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE ISSUED SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT, AND ANY TRANSFEREE OF SUCH SECURITIES SHALL BE BOUND BY THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE WITH, AND AVAILABLE FROM, THE SECRETARY OF NEPHROS, INC.

FORM OF

COMMON STOCK PURCHASE WARRANT

No.: W- __ Number of Shares: ___________
Date of Issuance: _____ __, 2006

FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, NEPHROS, INC., a Delaware corporation (together with its successors and assigns, the “Company”), hereby certifies that _______________________________ or its registered assigns (the “Holder”) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to ___________________ (_________) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Company, at an exercise price per share equal to the Warrant Price then in effect on the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

1. Term. The term of this Warrant shall commence upon issuance and shall expire at 6:00 p.m., eastern time, on June __, 2012 (such period being the “Term”).

2.	Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.

(b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable by certified or official bank check or by wire transfer to an account designated by the Company.

(c) Issuance of Stock Certificates. The Company shall, within 15 days after such exercise and compliance with any other conditions herein contained, deliver to the Holder the number of full shares of Common Stock to which such person shall be entitled as aforesaid.

(d) Transferability of Warrant. Subject to Section 2(f) hereof, this Warrant, and the rights evidenced hereby, may be transferred by a Holder, without the consent of the Company, only if it is transferred in its entirety, it is transferred together with the Notes (as defined below) pursuant to which it was issued and the transferee is an “accredited investor” as defined in Regulation D under the Securities Act and agrees to be bound by all of the provisions of this Warrant and the Registration Rights Agreement. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Company (the “Warrant Register”) by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Company, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register (the “Registered Holder”) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person. This Warrant is exchangeable at the principal office of the Company for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated as of the date of this Warrant and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

(e) Limitation on Exercise. Notwithstanding anything to the contrary set forth herein, unless and until the Stockholder Approval (as defined below) has been obtained, the Company shall not issue in excess of an aggregate of 2,452,280 shares of Common Stock upon conversion of its 6% Secured Convertible Notes Due 2012 (“Notes”) or exercise of any Common Stock Purchase Warrants issued pursuant thereto (of which this Warrant is one), subject to adjustment upon any Change of Shares (such number of shares, as the same may be adjusted, the “Issuable Maximum”). The Issuable Maximum equals approximately 19.9% of the number of shares of Common Stock outstanding immediately prior to the first issuance of any Notes. If at any time the Holder hereof seeks to exercise this Warrant pursuant to Section 2, and (A) the aggregate number of shares of Common Stock previously issued upon conversion of the Notes with respect to which this Warrant was issued (the “Subject Notes”) or exercise of Warrants issued pursuant thereto (the “Exercising Holder’s Previous Shares”), together with the shares of Warrant Stock which such Holder requests that this Warrant be exercised pursuant to Section 2(b), would equal or exceed the pro rata share of the Issuable Maximum to which the Subject Notes are entitled, calculated based on the portion of $5,000,000 represented by the principal amount outstanding under the Subject Notes (the “Exercising Holder’s Maximum”), and (B) the Company shall not have previously obtained the vote of stockholders (the “Stockholder Approval”), if any, as may be required by the applicable rules and regulations of the American Stock Exchange (or any successor entity or any other Stock Market on which the Common Stock is then listed or quoted) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the converting Holder’s request for exercise shall be deemed a request to exercise only that portion of this Warrant surrendered for exercise that is exercisable into a number of shares of Common Stock equal to the positive excess of the Exercising Holder’s Maximum above the Exercising Holder’s Previous Shares and, with respect to the remainder of the Warrant such Holder surrendered for conversion (the “Excess Warrant”), the Company shall deliver such Holder a new Warrant representing the Excess Warrant.

(f)     Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) All certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT, AND ANY TRANSFEREE OF SUCH SECURITIES SHALL BE BOUND BY THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE WITH, AND AVAILABLE FROM, THE SECRETARY OF NEPHROS, INC.

(g)     Accredited Investor. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3.     Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a)     Reservation of Shares; Etc. The Company shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the exercise of this Warrant. The Company shall use its reasonable best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the exercise of this Warrant.

(b)     Payment of Taxes. The Company shall pay any and all issue or other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Warrant Stock on exercise of the Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Warrant Stock (or other securities or assets) in a name other than that in which Warrant was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(c)     Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

4.     Adjustment of Warrant Price. The price at which such shares of Warrant Stock may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

(a)     Change of Shares Adjustments. In the event the Company shall, at any time or from time to time after the date hereof (i) issue any shares of Common Stock as a stock dividend to the holders of Common Stock or (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a “Change of Shares”), then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price in effect immediately prior to the occurrence of such event shall be adjusted to equal (A) the Warrant Price in effect immediately prior to the occurrence of such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

(b)     Fractional Interests. In computing ad-justments under this Section 4, fractional interests in Common Stock shall be taken into account to the near-est one one-hundredth (1/100th) of a share.

(c)     When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d)     Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

(e)     Prior Notice of Certain Events. In case:

(i)     the Company shall declare any dividend (or any other distribution);

(ii)     the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

(iii)     of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value);

(iv)     of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

(v)     of any Liquidation Event (as defined in the Notes);

then the Company shall cause to be mailed to the Registered Holders, at their last addresses as they shall appear upon the stock transfer books of the Company, at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend. distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange or Liquidation Event is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange or Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

5.     Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Company shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Such certificate shall be binding and conclusive absent manifest error.

6.     Fractional Shares. No fractional shares or scrip representing fractional shares of Warrant Stock shall be issued upon conversion of this Warrant. If more than one certificate evidencing Warrants shall be surrendered for conversion at one time by the same Holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Warrants so surrendered. Instead of any fractional share of Warrant Stock which would otherwise be issuable upon conversion of this Warrant (or of such aggregate number of Warrants), the Company may elect, in its sole discretion, independently for each Holder, whether such number of shares of Warrant Stock will be rounded to the nearest whole share (with a .5 of a share rounded upward) or whether such Holder will be given cash, in lieu of any fractional share, in an amount equal to the same fraction of the Per Share Market Value as of the close of business on the day of conversion.

7.     Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Board” shall mean the Board of Directors of the Company.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Common Stock” means the Common Stock, par value $.001 per share, of the Company and any other Capital Stock into which such stock may hereafter be changed.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Nasdaq” means the Nasdaq National Market or the Nasdaq Capital Market.

“Noteholders” means the holders of the 6% Secured Convertible Notes due 2012 issued by the Company pursuant to the Subscription Agreement.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Other Common” means any other Capital Stock of the Company of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Company without limitation as to amount.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of the Common Stock on such date on Nasdaq or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on Nasdaq or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Board, whose determination shall be final and binding, absent manifest error; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

“Securities” means any debt or equity securities of the Company, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subscription Agreements” means the Subscription Agreements dated as of June __, 2006, among the Company and the Noteholders.

“Term” has the meaning specified in Section 1 hereof.

“Warrants” means the Warrants issued pursuant to the Notes, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions hereof or of any of such other Warrants.

“Warrant Price” initially means U.S. $0.01, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

8.     Miscellaneous

(a)     This Warrant may be amended only by mutual written agreement of the Company and the Holder or, if such amendment shall apply to all outstanding Warrants, with the written consent of the Company and the Secured Party (as defined in the Notes). Furthermore, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, if the Company has obtained the written consent or waiver of the Holder or, if such consent or waiver shall apply to all outstanding Warrants, the Secured Party. Any amendments approved in compliance with this Section 8 shall bind the Holder’s successors and assigns.

(b)     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law that would defer to the substantive law of another jurisdiction.

(c)     Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar guaranteed overnight delivery or courier service or delivered in person against receipt to the party to whom it is to be given,

(i)    if to the Company,

 Nephros, Inc.
 3960 Broadway
 New York, New York 10032
 Attn: President

(ii)       with a copy to,

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Thomas D. Balliett, Esq.

(iii)	if to the Holder, at the address set forth on the Company’s records,

or in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8(c). Any notice given by means permitted by this Section 8(c) shall be deemed given at the time of receipt thereof at the address specified in this Section 8(c).

(d)     Interpretation. If any term or provision of this Warrant shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

(e)     Successors and Assigns. Subject to the restrictions on transfer contained herein, this Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and registered assigns.

(f)     Assignment by the Company. Neither this Warrant nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

(g)     Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the taking of any action under this Warrant shall fall on Saturday, Sunday or on a day which in New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

9.     Registration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to that certain Registration Rights Agreement by and among the Company and Persons listed on Schedule I thereto (the “Registration Rights Agreement”) and the registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registrations Rights Agreement.

10.     Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the day and year first above written.

NEPHROS, INC.

By:______________________________
   Name:
   Title:

EXERCISE FORM

NEPHROS, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Nephros, Inc. covered by the within Warrant.

Dated: _________________          Signature       ___________________________

     Address      ___________________________
                ___________________________

The Holder shall pay the sum of $________ to the Company in accordance with the terms of the Warrant.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________          Signature       ___________________________

     Address      ___________________________
                ___________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________          Signature       ___________________________

     Address      ___________________________
                ___________________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.